Exhibit 10.3

HRG GROUP, INC.
2011 OMNIBUS EQUITY AWARD PLAN, AS AMENDED

FORM OF EMPLOYEE NONQUALIFIED OPTION AWARD AGREEMENT

THIS NONQUALIFIED OPTION AWARD AGREEMENT (the “Agreement”), is made, effective as of [_____], 2016 (the “Date of Grant”), between HRG Group, Inc. (the “Company”), and David Maura (the “Participant”).
R E C I T A L S:

WHEREAS, the Company has adopted the HRG Group, Inc. 2011 Omnibus Equity Award Plan, as amended through the Date of Grant (the “Plan”), pursuant to which Options may be granted; and
WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to grant to the Participant an Option as provided herein and subject to the terms set forth herein.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Option.
(a)Grant. The Company hereby grants to the Participant an Option (the “Option”) to purchase 318,190 shares of Common Stock (such shares, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an Incentive Stock Option. The Exercise Price, being the price at which the Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $[ ] per Option Share.
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of a conflict between the separation agreement between the Participant and the Company dated November 28, 2016 (the “Separation Agreement”) and this Agreement or any other document, the terms and conditions of the Separation Agreement shall govern. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision, to the extent consistent with this Agreement, shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
(c)Vesting. Except for such earlier vesting or exercisability as may otherwise be provided for under the Plan, the Option shall become vested and exercisable with respect to the 318,190 shares that are subject to it as follows: 30,626 shall be vested and exercisable on the fifth business day after the Release Effective Date (as defined in the Separation Agreement), 30,626 shall be vested and exercisable on the first anniversary of the Date of Grant, 128,469 shall be vested and exercisable on the second anniversary of the Date of Grant and 128,469 shall be vested and exercisable on the third anniversary of the Date of Grant (each such date, a “Vesting Date”). Any fractional Option Shares resulting from the application of the vesting schedule shall be aggregated and the Option Shares resulting from such aggregation shall vest on the final Vesting Date.
2.Transferability. The Option may not be assigned, alienated, pledged, attached, sold, gifted, loaned or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under of the Plan. In the event of the Participant’s death, the Option shall thereafter be exercisable (to the extent otherwise exercisable hereunder) only by the Participant’s executors or administrators.
3.Expiration. Once vested, the Option shall remain exercisable until the tenth anniversary of the Date of Grant, except as otherwise provided in Section 12 and 13 of the Plan and except for any period during which trading in the shares subject to the Option is “Blacked Out” (as such term is defined in the Separation Agreement). Notwithstanding anything else herein or the Separation Agreement to the contrary, in no event shall all or any portion of the Option be exercisable after the tenth anniversary of the Date of Grant (the “Option Period”).
4.Method of Exercise.
(a)Options which have become exercisable may be exercised by delivery of a duly executed written notice of exercise to the Company at its principal business office using such form(s) as may be required from time to time by the Company. The Participant may obtain such form(s) by contacting the Legal Department at the address set forth in Section 9(a) below.

(b)No Option Shares shall be delivered pursuant to any exercise of the Option until payment in full of the Exercise Price therefor is received by the Company in accordance with Section 7(d) of the Plan or Section 4(c) of this Agreement and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld, either directly or as provided in Section 4(c) or 6 of this Agreement.
(c)Subject to applicable law, the Exercise Price and applicable tax withholding shall be payable by (i) cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) tendering previously acquired Common Stock (either actually or by attestation) valued at their then Fair Market Value, (iii) a “net exercise” procedure effected by withholding the minimum number of Option Shares otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes, and (iv) such other method which is approved by the Committee. Any fractional shares of Common Stock shall be settled in cash.
5.Rights as a Shareholder. The Participant shall not be deemed for any purpose to be the owner of any Option Shares unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares, and (iii) the Participant’s name shall have been entered as a shareholder of record with respect to such Option Shares on the books of the Company.
6.Tax Withholding. The exercise of the Option (or any portion thereof) shall be subject to the Participant satisfying any applicable federal, state, local and foreign tax withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to the Participant in connection with the Option or otherwise, or require the Participant to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law. In addition, the Committee shall permit the Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and which would not result in adverse accounting to the Company) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of Option Shares otherwise issuable or deliverable pursuant to the exercise of the Option Shares a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability), in each case subject to any restrictions set forth in the Separation Agreement (which includes the Debt Limitations (as set forth in the Participant’s Employment Agreement and as further set forth in the Separation Agreement). The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company will, to the extent permitted by law, have the right to deduct any such withholding taxes from any payment of any kind otherwise due to the Participant.
7.Miscellaneous.
(a)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:
if to the Company:
HRG Group, Inc.
450 Park Avenue
29th Floor
New York, NY, 10022
Facsimile: 212-906-8559
Attention: General Counsel

if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.
(b)Clawback/Forfeiture. If the Participant receives any amount in excess of what the Participant should have received with respect to the Option Shares for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company upon 30 days prior written demand by the Committee. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), the Option Shares shall be subject to any required clawback, forfeiture or similar requirement.
(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.
(e)Bound by Plan. By signing this Agreement, the Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan to the extent that it is consistent with this Agreement and with the Separation Agreement.
(f)Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
(g)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
(h)Section 409A. The Option is intended to be exempt from or comply with Section 409A of the Code and this Agreement shall be interpreted consistent therewith. This Agreement is subject to Section 15(t) of the Plan.
(i)Electronic Delivery. By executing this Agreement, the Participant hereby consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.
(j)Securities Laws. The Participant agrees that the obligation of the Company to issue Option Shares shall also be subject, as conditions precedent, to compliance with applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, state securities or corporation laws, rules and regulations under any of the foregoing and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.
(k)Acknowledgment. The Participant and the Company acknowledge and agree that this Agreement represents the Options required to be granted to the Participant pursuant to the Separation Agreement (as set forth on Schedule 1 of the Separation Agreement) and that no other Options were granted to Participant on or about November 28, 2016 and any documentation with respect to Options granted to the Participant on or about November 28, 2016 is null and void and canceled in its entirety.
(l)Entire Agreement. This Agreement, the Separation Agreement, and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.
(m)Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
(n)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(o)Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures delivered by facsimile (including, without limitation, by “pdf”) shall be effective for all purposes.

Signature Page Follows

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as set forth below.

David M. Maura
____________________________________

Date:

HRG Group, Inc.

____________________________
Name: Ehsan Zargar
Title: Senior Vice President,
General Counsel & Corporate Secretary
Date:
.

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